Exhibit (1)(a)(i)     Resolution of the Board of Directors authorizing the
                      change in name of Life of Virginia Separate Account 4 to GE Life & Annuity Separate Account 4.


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                          UNANIMOUS WRITTEN CONSENT OF
                            THE BOARD OF DIRECTORS OF
                      GE LIFE AND ANNUITY ASSURANCE COMPANY


The undersigned being all of the members of the Board of Directors of GE Life and Annuity Assurance Company (formerly known as The Life Insurance Company of Virginia), a Virginia corporation, in lieu of a meeting for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

BE IT RESOLVED, That the Board of Directors of GE Life and Annuity Assurance Company ("Company"), pursuant to the provisions of Section 38.2-3113 of the Code of Virginia, hereby renames Life of Virginia Separate Account 4, and that this separate account shall now be designated as "GE Life & Annuity Separate Account 4" (hereinafter "Separate Account 4") for the following use and purposes, and subject to such conditions as hereinafter set forth:

FURTHER RESOLVED, That Separate Account 4 is established for the purpose of providing for the issuance by the Company of flexible premium variable annuity policies ("Policies"), or other insurance contracts, and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Policies; the form of such Policies shall be kept on file in the Secretary's office; and

FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to Separate Account 4 shall, in accordance with the Policies, be credited to or charges against such account without regard to other income, gains or losses of the Company; and

FURTHER RESOLVED, That Separate Account 4 shall be divided into Investment Subdivisions, each Investment Subdivision in Separate Account 4 shall invest in the shares of a designated mutual fund portfolio, unit investment trust, managed separate account and/or other portfolios, and net premiums under the Policies shall be allocated to the eligible Portfolios set forth in the Policies in accordance with the instruction received from owners of the Policies; and

FURTHER RESOLVED, That the Board of Directors expressly reserves the right to add or remove any Investment Subdivision of Separate Account 4 as it may hereafter deem necessary or appropriate; and

FURTHER RESOLVED, That the President, and Senior Vice President, any Vice President or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in Separate Account 4 or in any Investment Subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement or Separate Account 4's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940; and

FURTHER RESOLVED, That the President, any Senior Vice President, any Vice President, or the Treasurer, and each of them with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company's general account and Separate Account 4 as deemed necessary or appropriate and consistent with the terms of the Policies; and

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FURTHER RESOLVED, That the Board of Directors of the Company reserves the right to change the designation of Separate Account 4 hereafter to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, That the President, any Senior Vice President or any Vice President, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to (a) Register Separate Account 4 as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register the Policies in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and
(c) Take all other actions which are necessary in connection with the offering of said Policies for sale and the operation of Separate Account 4 in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account 4, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Policies, and any and all amendments to the foregoing on behalf of Separate Account 4 and the Company and on behalf of and as attorneys-in-fact for the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, That Patricia L. Dysart, Assistant Vice President and Associate General Counsel, and Stephen E. Roth, Esquire, are dully appointed as agents for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them with full power to act without the others, hereby is severally authorized on behalf of Separate Account 4 and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Policies, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Policies, under the insurance and securities laws of the United States of America or the State of New York, and, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) said officers or legal counsel deem it to be in the best interests of Separate Account 4 and the Company; and

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FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice
President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of Separate Account 4 and the Company to execute and file any irrevocable written consents on the part of Separate Account 4 and of the Company to service of process that may be required under the insurance or securities laws of the State of New York in connection with said registration or qualification of the Policies and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account 4 and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to establish procedures under which the Company provide voting rights for owners of the Policies with respect to securities owned by Separate Account 4 insofar as such rights are required by any applicable law; and

FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, is hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Capital Brokerage Corporation ("Capital Brokerage") or other qualified entity under which Capital Brokerage or such other entity will be appointed principal underwriter and distributor for the Policies and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account 4 and the design, issuance, and administration of the Policies; and

FURTHER RESOLVED, That because it is expected that Separate Account 4 will invest in the securities issued by specific mutual fund corporations registered under the Investment Company Act of 1940, the President or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made; and

FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, That these resolutions shall take effect as of January 1, 1999.

/s/ROBERT D. CHINN                           /s/RONALD V. DOLAN
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ROBERT D. CHINN                             Ronald V. Dolan

/s/SELWYN L. FLOURNOY, JR.                   /s/ VICTOR C. MOSES
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SELWYN L. FLOURNOY, JR.                     VICTOR C. MOSES

/s/ PAMELA S. SCHUTZ                         /s/ GEOFFREY S. STIFF
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PAMELA S. SCHUTZ                            GEOFFREY S. STIFF